Exhibit 10.16

WRITTEN CONSENT OF

THE BOARD OF

DIRECTORS OF MCTC

HOLDINGS, INC.

The undersigned, being members of the Board of Directors of MCTC Holdings, a Delaware corporation (the “Corporation”), hereby waive all requirements as to notice of meeting and hereby consent and agree to the adoption of the resolutions set forth below in lieu of taking such action at a meeting, pursuant to 141(f) of the Delaware General Corporation Law (“DGCL”) and Article IV, Section (c) and Section (g) of the Corporation’s Bylaws taking the following actions by unanimous written consent to be effective as of the June 20, 2019.

WHEREAS, the Corporation has determined that it is in the best interest of the Corporation to retain the services of a consultant to advise the Corporation in patents and innovations of new products, technologies or formulations in accordance with the company’s guidance.

WHEREAS, the Corporation has determined that it is in the best interest of the Corporation to retain Kirby & Padgett LLC (“Kirby”) as a consultant and advisory to the Corporation for a term of twelve (12) months, effective June 20, 2019. The Corporation shall compensate Kirby & Padgett LLC Six Hundred Fifty thousand (650,000) in the Corporation’s restricted common shares in lieu of cash. The value of share price shall be based on the closing date of June 20, 2019.

NOW, THEREFORE BE IT RESOLVED, FURTHER RESOLVED, that any and all actions heretofore taken by the officer of the Corporation within the terms of the foregoing resolutions are hereby ratified, approved and confirmed, and declared to be the valid and binding acts and deeds of the Corporation; and

FURTHER RESOLVED, That the officer(s) of the Corporation be hereby authorized, directed and empowered to do all such other acts and things and to execute and deliver all such certificates or other documents and to take such other actions as the Corporation deems necessary or desirable to carry out the purposes and intents of the above resolutions.

IN WITNESS WHEREOF, the undersigned members of the Board of Directors have executed this instrument effective as of the date first written above.

[Signature Page Follows]

[Signature Page of the Written Action of the Board of Directors of MCTC Holdings, Inc.]

Effective as of this date: Jun 20, 2019

DIRECTOR

S

/s/ Robert L. Hymers, III
Robert L. Hymers, III

/s/ Edward Manolos
Edward Manolos

/s/ Dan Nguyen
Dan Nguyen

/s/ Arman Tabatabaei
Arman Tabatabaei

WRITTEN CONSENT OF

THE BOARD OF DIRECTORS

OF MCTC HOLDINGS, INC.

The undersigned, being members of the Board of Directors of MCTC Holdings, a Delaware corporation (the “Corporation”), hereby waive all requirements as to notice of meeting and hereby consent and agree to the adoption of the resolutions set forth below in lieu of taking such action at a meeting, pursuant to 141(f) of the Delaware General Corporation Law (“DGCL”) and Article IV, Section (c) and Section (g) of the Corporation’s Bylaws taking the following actions by unanimous written consent to be effective as of the 31st day of January 2020.

WHEREAS, The Company and its Board of Directors are taking several actions to further improve the management team of the Company, its Board of Directors, and its strategic planning and operational capacity.

NOW, THEREFORE BE IT RESOLVED:

The Company, with its approval and consent from its Board of Directors, appoints Robert L. Hymers III as Chief Financial Officer.

The Company, with its approval and consent from its Board of Directors, enters into an Executive Employment Agreement with Mr. Hymers.

The Company, with its approval and consent from its Board of Directors, issues Mr. Hymers Seven Hundred Fifty Thousand (750,000) restricted common shares. These shares fully vest as of the date of this Resolution.

The Board of Directors votes unanimously to appoint Melissa Riddell to the Board of Directors in accordance with Section 3.03 of the Company’s Bylaws, which reads:

Section 3.03 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

The Board of Directors unanimously resolves that Melissa Riddell is appointed as an independent director of the Company.

The Board of Directors unanimously resolves the entering into an Independent Director Agreement with Melissa Riddell.

FURTHER RESOLVED, That any and all actions were heretofore taken by the officer of the Corporation within the terms of the foregoing resolutions are hereby ratified, approved and confirmed, and declared to be the valid and binding acts and deeds of the Corporation; and

FURTHER RESOLVED, That the officer(s) of the Corporation be hereby authorized, directed and empowered to do all such other acts and things and to execute and deliver all such certificates or other documents and to take such other actions as he deems necessary or desirable to carry out the purposes and intents of the above resolutions.

IN WITNESS WHEREOF, the undersigned members of the Board of Directors have executed this instrument effective as of the date first written above.

[Signature Page Follows]

[Signature Page of the Written Action of the Board of Directors of MCTC Holdings, Inc.]

Effective as of this date:Jan 31st, 2019

DIRECTORS

/s/ Robert L. Hymers, III
Robert L. Hymers, III

/s/ Edward Manolos
Edward Manolos

/s/ Dan Nguyen
Dan Nguyen

/s/ Arman Tabatabaei
Arman Tabatabaei

INDEPENDENT DIRECTOR AGREEMENT

This INDEPENDENT DIRECTOR AGREEMENT (the “Agreement”) is dated this 31st of January 2020 (the “Effective Date”) by and between MCTC HOLDINGS, INC, a Delaware corporation (the “Company”), and Melissa Riddell, an individual resident of the State of California (the “Director”).

WHEREAS, the Company appointed the Director effective as of the date hereof (the “Effective Date”) and desires to enter into an agreement with the Director with respect to such appointment; and

WHEREAS, the Director is willing to accept such appointment and to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position.

Subject to the terms and provisions of this Agreement, the Company shall cause the Independent Director to be appointed, and the Independent Director hereby agrees to serve the Company in such position upon the terms and conditions hereinafter set forth, provided, however, that the Director’s continued service on the Board of Directors of the Company (the “Board”) after the initial one-year term on the Board shall be subject to any necessary approval by the Company’s stockholders.

2. Duties.

(a) During the Directorship Term (as defined herein), the Director makes reasonable business efforts to attend all telephonic Board meetings and all quarterly pre-scheduled Board meetings in person. The Director agrees to serve on appropriate subcommittees as reasonably requested and agreed upon by the Board and the Director, make herself available to the Company at mutually convenient times and places, attend external meetings and presentations when agreed on in advance, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position.

(b) The Director will use her best efforts to promote the interests of the Company. The Company recognizes that the Director (i) is or may become a full-time executive employee of another entity and that her responsibilities to such entity must have priority and (ii) sits or may sit on the board of directors of other entities, subject to any limitations set forth by the Sarbanes-Oxley Act of 2002 and limitations provided by any exchange or quotation service on which the Company’s common stock is listed or traded. Notwithstanding the same, the Director will provide the Company with prior written notice of any future commitments to such entities and use reasonable business efforts to coordinate her respective commitments so as to fulfill her obligations to the Company and, in any event, will fulfill her legal obligations as a Director. Other than as set forth above, the Director will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of her duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in no way limit her activities on behalf of (i) any current employer and its affiliates or (ii) the board of directors of any entities on which he currently sits. At such time as the Board receives such notification, the Board may require the resignation of the Director if it determines that such business activity does in fact materially interfere with the performance of the Director’s duties, services and responsibilities hereunder.

3. Compensation.

(a) Restricted Stock. The Director shall receive One Hundred thousand (100,000) shares of the Company’s common stock (the “Compensation Restricted Stock”). Such shares shall vest in twelve (12) equal amounts over a period of twelve (12) months, the initial amount vesting as of the Effective Date. Notwithstanding the foregoing, if the Director ceases to be a member of Board at any time during the vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any unvested shares shall be irrefutably forfeited. Furthermore, the Director agrees that the shares shall be subject to any “lock-up” agreement required to be signed by the Company’s officers in connection with any financing. The Director understands common shares are issued as restricted shares and may be restricted from ordinary sales by way of provisions of law, financial industry regulatory authorities and/or regulations of the U.S. Securities & Exchange Commission .

(b) Independent Contractor. The Director’s status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under this Section 3 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

(c) Expense Reimbursements. During the Directorship Term, the Company shall reimburse the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director in excess of $100.00) must be approved in advance by the Company.

4. Directorship Term.

The “Directorship Term,” as used in this Agreement, shall mean the period commencing on the Effective Date and terminating on the earlier of the date of the next annual stockholders meeting and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from her membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board.

5. Director’s Representation and Acknowledgment.

The Director represents to the Company that her execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

6.  Director Covenants.

(a) Unauthorized Disclosure. The Director agrees and understands that in the Director’s position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) the Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company’s industry other than as a result of the Director’s breach of her obligations hereunder and (ii) the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Directorship Term, the Director will promptly return to the Company and/or destroy at the Company’s direction all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Company during or prior to the Directorship Term, provided that the Company shall retain such materials and make them available to the Director if requested by her in connection with any litigation against the Director under circumstances in which (i) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to her defense in the litigation and (ii) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.

(b) Non-Solicitation. During the Directorship Term and for a period of three (3) years thereafter, the Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one year period prior to the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

(c) Insider Provision. The Director agrees not to trade in the securities of the Company except for the sale of the Director’s Compensation Restricted Shares.

(d) Remedies. The Director agrees that any breach of the terms of this Section 6 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Director therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages or paying a bond, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Director. The Director acknowledges that the Company would not have entered into this Agreement had the Director not agreed to the provisions of this Section 6.

(e) The provisions of this Section 6 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 6.

7. Indemnification.

The Company agrees to indemnify the Director for her activities as a member of the Board to the fullest extent permitted under applicable law.

8.  Non-Waiver of Rights.

The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

9. Notices.

Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested the Parties at their known address.

10. Binding Effect/Assignment.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

11. Entire Agreement.

This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

12. Severability.

If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

13. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any court in Los Angeles County, California and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

14. Legal Fees.

The parties hereto agree that the non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a “Dispute”), shall reimburse the prevailing party for reasonable attorney’s fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute if the Director’s position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

15. Modifications.

Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

16. Tense and Headings.

Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

17. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

MCTC HOLDINGS, INC.:

/s/ Arman Tabatabaei
Arman Tabatabaei

Chief Executive Officer, Chairman, and Director

DIRECTOR:

/s/ Melissa Riddell
Melissa Riddell

JOINT IP OWNERSHIP AND CONSULTING AGREEMENT

This Agreement (herein, “Agreement”) between MCTC Holdings, Inc., which may also be known as Cannabis Global, Inc. (herein, “MCTC”) and Kirby & Padgette, LLC (herein, “Kirby”) is made effective upon the final date of signing by MCTC and Kirby (herein, collectively known as the “Parties”) below.

1. Recitals

A. Whereas, MCTC is a corporation registered in the State of Delaware,

B. Whereas, Kirby is a Wyoming registered limited liability company,

C. Whereas, David Riddell is the legal representative of Kirby,

NOW THEREFORE, All Intellectual Property made, developed, conceived, first reduced to practice, fixed in any tangible medium of expression, or created independently by Kirby, without any contribution from MCTC of any kind prior to this Agreement shall remain the exclusive property of Kirby. This includes the current products invented, owned, manufactured and/or marketed by Kirby.

NOW THEREFORE, All Intellectual Property made, developed, conceived, first reduced to practice, fixed in any tangible medium of expression, or created independently by MCTC, without any contribution from Kirby of any kind prior to this Agreement shall remain the exclusive property of MCTC.

NOW THEREFORE, All Intellectual Property jointly made, developed, conceived, first reduced to practice, fixed in any tangible medium of expression or created by MCTC and Kirby during the term of this Agreement (“Joint Intellectual Property”), will be the joint property of and the entire right, title and interest is hereby assigned jointly to MCTC and Kirby. Each Party shall work with the other Party relative to all business and monetization of such new Joint Intellectual Property and neither Party shall have any preferred rights over the other.

NOW THEREFORE, Associated with this Agreement will be the requirement for Kirby to provide technology consulting to the MCTC on an as needed basic at the rate of 10 hours per calendar quarter for a period of one year from the final signing date of this agreement. The consulting shall be performed at the request of MCTC at times acceptable to the Parties.

NOW THEREFORE, the Parties agree to the following:

2. Joint Work. The Parties shall work together to develop at least one new invention. This invention will likely involve to infusion of cannabidiol and/or other cannabinoids into the edible and dissolvable film develop (the “New Invention”) previously by Kirby.

3. Intention to Protect the New Invention. The Parties shall work together to file, where possible, at least one U.S. and/or internal patents, trademark, service mark or other similar intellectual property protection of the New Invention or related technologies (the “Joint Intellectual Property”)

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4. Joint Ownership of the New Invention. The New Invention and the resulting intellectual Property will be owned equally by the Parties.

5. Joint Right to Market New Invention. Either Party shall have the right to market the New Invention with any and all revenues, costs and profits to be shared on a fifty percent/fifty percent (50%/50%) shares by the Parties. All expenses will be agreed to in advance, with each Party sharing based on predetermined percentages of such expenses.

6. Joint Assignment. Each party hereby assigns and agrees to assign to the other party, or its designees, an undivided one-half its full right, title and interest in and to all Joint Intellectual Property. Each party agrees that, during the term of this Agreement and subsequent to the completion or termination of this Agreement, they will, at the other party’s request and expense, execute any and all applications for U.S and foreign patents, copyrights or other rights and otherwise provide assistance (including, but not limited to, the execution and delivery of instruments of further assurance or confirmation) to assign an undivided one-half interest in said Joint Intellectual Property to the other party and to permit the other party to enforce any patents, copyrights or other rights in and to said subject intellectual property. All copyrightable works that are created pursuant to performance under this Agreement shall be considered “works made for hire” as defined by U.S. Copyright Law.

7. No Related Patent Filings. The Parties agree not to file any patent, trademark, or copyright applications relating to Joint Intellectual Property, without first receiving permission form the other party.

8. Full Disclosure. Each of the parties shall promptly and fully disclose to the other party all Joint Intellectual Property and shall identify and maintain records of Joint Intellectual Property, and a copy of all such records shall be promptly provided to the other party. Such records shall be considered Confidential Information and subject to Section [x] of this Agreement.

9. Scope of Joint Development. Each of the parties represents, warrants and covenants that any Joint Intellectual Property will be created solely by their respective Personnel acting within the scope of their employment, or under a written independent contractor agreement assigning Intellectual Property rights. With respect to Joint Intellectual Property that qualifies as original works of authorship under the copyright laws (either U.S. or foreign), if any moral rights (either U.S. or foreign) are created, each party hereby waives and shall cause its Personnel to waive such rights in the Joint Intellectual Property.

10. Responsible Assistance. Each party agrees to perform all acts that the other party may reasonably request to assist in obtaining the full benefits, enjoyment, rights, title, and interest in the United States and throughout the world, in the Joint Intellectual Property. Such acts shall include, without limitation, execution of documents, assistance in the prosecution of patents, copyrights, trademarks, and trade secrets. The parties shall each bear their own expenses under this Section 9.

11. Infringement. Upon learning of any infringement of Joint Intellectual Property, from any source, the parties shall first determine if they desire to jointly take action to suppress or eliminate such infringement. If the parties decide to take such action jointly, the parties agree that they will share equally in the expenses related to such actions, and share equally in any recovery as a result of such action. In the event that either party decides not to participate in such action, the other party shall have sole discretion to take whatever action it determines is necessary or appropriate under the circumstances, including without limitation legal action to suppress or eliminate any such infringement, at the acting party’s expense. The non-acting party agrees to cooperate with the acting party in such action and the acting party agrees that it will reimburse the non-acting party’s reasonable and actual expenses incurred in such action. The acting party retains all recovery from such action.

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12. Compensation to Kirby for Consulting. Kirby shall be compensated for the consulting services outlined here in at a rate of five Thousand Dollars ($5,000) per month (the “Compensation”) for a period of twelve months, while this Agreement is in place. Compensation will be in the form of restricted shares of MCTC common stock to be valued on the first of each month beginning on July 1, 2019. The common shares award will be considered earned as of the date of issuance and will be subject to normal selling restriction outlined by the Securities & Exchange Commission and/or other industry regulators

12. Dispute Resolution. The parties agree to arbitrate any dispute or controversy regarding whether intellectual property should be considered Joint Intellectual Property, or any other dispute under the Arbitration Rules of the American Arbitration Association, and any resulting award or judgment shall be binding and non-appealable and shall be entered in any court of competent jurisdiction to enforce it.

13. Entire Agreement. This AGREEMENT constitutes the entire AGREEMENT and understanding between the parties and supersedes all prior agreements, representations, promises and/or covenants, whether written or oral.

14. Venue. This AGREEMENT shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the principal statues of the state of California in the United States of America. Any forbearance by a party to this Agreement in exercising any right or remedy under this agreement or otherwise afforded by applicable law shall not be a waiver or preclude the exercise of that or any other right or remedy.

15. Assignment. Either Party may assign its rights under the Agreement at anytime.

16. No Other Agreements. No amendments or additions to this AGREEMENT shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

17. Counter Parts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

(the remaining portion of this page is blank - signature page(s) follow)

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Agreed to and signed by my hand on the date outlined below:

/s/ Arman Tabatabaei
Arman Tabatabaei

6-14-2019
Date Signed

/s/ David Riddell
David Riddell

06/14/2019
Date Signed

(end of document)

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